Exhibit 5.1

555 South Flower Street  ●  Fiftieth Floor  ●  Los Angeles, California   90071.2452

Telephone: +1.213.489.3939  ●  jonesday.com

September 20, 2024

Mullen Automotive Inc.
1405 Pioneer Street
Brea, California 92821

Re:	Registration Statement on Form S-8 Filed by Mullen Automotive Inc.

Ladies and Gentlemen:

We have acted as counsel for Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the registration of an aggregate of 21,505,654 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), consisting of (a) 21,155,654 shares of Common Stock issuable under the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (the “Plan”), (b) an additional 100,000 shares of Common Stock that may be issued pursuant to the Performance Stock Award Agreement, dated May 5, 2022, between the Company and David Michery (the “2022 Performance Stock Award Agreement”) and (c) an additional 250,000 shares of Common Stock that may be issued pursuant to the Performance Stock Award Agreement, dated June 8, 2023, between the Company and David Michery (the “2023 Performance Stock Award Agreement”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the 2022 Performance Stock Award Agreement, the 2023 Performance Stock Award Agreement and the Plan and the authorized forms of stock option, performance stock unit, restricted stock unit or other applicable award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the 2022 Performance Stock Award Agreement, the 2023 Performance Stock Award Agreement or the Plan and the Award Agreements, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the 2022 Performance Stock Award Agreement, the 2023 Performance Stock Award Agreement or the Plan and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions. In rendering the opinion above, we have assumed that each award under the 2022 Performance Stock Award Agreement, the 2023 Performance Stock Award Agreement, and the Plan will be approved by the Board of Directors of the Company (the “Board”) or an authorized committee of the Board.

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Mullen Automotive Inc.

September 20, 2024

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day